EXHIBIT 11
                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE
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

          For the Three Months Ended September 30, 1998               For the Six Months Ended September 30, 1998
          ---------------------------------------------               -------------------------------------------

                        Income      Shares           Per Share        Income            Shares                     Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income            $116,669       3,309,927          $0.04         ($26,748)            3,310,851              ($0.01)

Effect of Dilutive
 Securities

Stock Options                           34,200                                                34,200
                      --------       ---------         -----          --------             ---------              ------

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions          $116,669       3,344,127         $0.03          $(26,748)            3,345,051              ($0.01)
                      ========       =========         =====          =========            =========              =======


          For the Three Months Ended September 30, 1997                         For the Six Months Ended September 30, 1997
          ---------------------------------------------                         -------------------------------------------


                      Income         Shares         Per Share         Income             Shares                 Per Share
                   (Numerator)   (Denominator)         Amount       (Numerator)        (Denominator)             Amount
Basic EPS
Income               $(43,635)       3,308,932        $(0.01)         $(61,072)            3,305,161              $(0.02)

Effect of Dilutive
Securities
Stock options                           28,080                                                28,080
                     --------        ---------        ------          --------             ---------              ------

Diluted EPS
Income available
 to common
 stockholders
 plus assumed
 conversions         $(43,635)       3,337,012        $(0.01)         $(61,072)            3,333,241              $(0.02)
                     =========       =========        ======          ========             =========              ======

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